UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 17, 2019

SMITH-MIDLAND CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13752 (Commission File Number)	54-1727060 (I.R.S. Employer Identification Number)

P.O. Box 300, 5119 Catlett Road
Midland, Virginia 22728
(Address of principal executive offices)

 (504) 439-3266
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SMID	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ◻

ITEM 1.01    Entry into a Material Definitive Agreement.

The disclosures set forth in Item 2.03 are incorporated by reference to this item.

ITEM 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Regisrant.

Note Payable

       On October 11, 2019, Smith-Midland Corporation (the "Company") completed the financing for the construction of it's new North Carolina facility with a note payable to Summit Community Bank (the "Bank") in the amount of $2,228,000. The loan is collateralized by a first lien position on the North Carolina property, building, and assets. The interest rate per the Promissory Note Rate Conversation Agreement is fixed at 3.64% per annum, with principal and interest payments payable monthly over 120 months in the amount of $22,232.51. The loan matures on October 10, 2029. Under the loan covenants with the Bank, the Company is limited to annual capital expenditures of $3.5 million. The foregoing does not purport to be complete and is qualified in its entirety to Promissory Note dated October 11, 2019, issued by the Company to the Bank, the Deed of Trust, dated October 11, 2019, and the Commercial Security Agreement, dated October 11, 2019, attached as Exhibits 10.1, 10.2, and 10.3, respectively, and incorporated herein by reference.

ITEM 9.01    Financial Statements and Exhibits.

Exhibit No	Exhibit Description
10.1	Promissory Note, dated October 11, 2019, in the amount of $2,228,000 issued by the Company to Summit Community Bank.
10.2	Deed of Trust dated October 11, 2019, related to the Promissory Note dated October 11, 2019.
10.3	Commercial Security Agreement related to the Promissory Note dated October 11, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2019
SMITH-MIDLAND CORPORATION

By: /s/ Adam J. Krick
Adam J. Krick Chief Financial Officer